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 [LOGO OF
   ATLAS
CORPORATION   ATLAS CORPORATION
  APPEARS
   HERE]      370 Seventeenth Street               Trading Symbol:  AZ
              Suite 3050                           New York Stock Exchange
              Denver, CO  80202
              Telephone: (303) 629-2440
              FAX: (303) 629-2445                  NEWS FOR IMMEDIATE RELEASE


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                           ATLAS ELECTS CHAIRMAN AND
              FUNDS EXPANSION PROGRAMS OF ITS BOLIVIA OPERATIONS



          Denver, CO, October 17, 1996 -- Atlas Corporation announced today that it has elected Douglas R. Cook as non-executive Chairman. He has been a director of Atlas for six years and is President of Cook Ventures Inc. Previously Mr. Cook was Vice President of Freeport Minerals Co., President of Freeport Exploration Co., and Senior Vice President and Director of Freeport McMoRan Gold Co.

          In order to fund the expansion of its Bolivian operations, including the recently acquired Andacaba and Don Francisco mines, Atlas has sold 4,240,324 Common Shares of Granges Inc. at Cdn$1.80 per share. Atlas continues to hold 8,474,576 Granges Common Shares, or approximately 15.1%, which percentage interest in Granges is expected to be further reduced to approximately 9.6% upon the completion of the pending amalgamation of Granges Inc. and Da Capo Resources Ltd.


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For further information, please contact:  Jerome C. Cain, Vice President or
Mario Caron, Director


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